As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-194862

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Houghton Mifflin Harcourt Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2731	27-1566372
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

222 Berkeley Street

Boston, MA 02116

(617) 351-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Bayers, Esq.

Executive Vice President, Secretary and General Counsel

Houghton Mifflin Harcourt Company

222 Berkeley Street

Boston, MA 02116

(617) 351-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (File No. 333-194862), which became effective on May 12, 2014 (the “Registration Statement”), and is being filed to deregister all unsold shares of common stock of the registrant, Houghton Mifflin Harcourt Company, registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 30th day of April, 2015.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
* Linda K. Zecher	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2015

* Eric L. Shuman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2015

* Michael Dolan	Senior Vice President and Corporate Controller (Principal Accounting Officer)	April 30, 2015

* Lawrence K. Fish	Director and Chairman of the Board of Directors	April 30, 2015

* John R. McKernan, Jr.	Director	April 30, 2015

* John F. Killian	Director	April 30, 2015

* L. Gordon Crovitz	Director	April 30, 2015

* Sheru Chowdhry	Director	April 30, 2015

* Jill A. Greenthal	Director	April 30, 2015

* E. Rogers Novak, Jr.	Director	April 30, 2015

* Jonathan F. Miller	Director	April 30, 2015

*By:	/s/ William F. Bayers
William F. Bayers Attorney-in-fact